Exhibit 99.4

FORM OF REVOCABLE PROXY

SPECIAL MEETING OF SHAREHOLDERS

To Be Held on November 21, 2013

PENSECO FINANCIAL SERVICES CORPORATION

150 North Washington Avenue

Scranton, Pennsylvania 18503

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard C. Kunkle and Michael L. Jake, and each of them, as proxies, with full power of substitution, to represent and vote, all of the shares of common stock of Penseco Financial Services Corporation (“Penseco”) held of record by the undersigned at the close of business on September 27, 2013, at the Special Meeting of the Shareholders to be held at the Hilton Scranton and Conference Center, 100 Adams Avenue, Scranton, Pennsylvania on Thursday, November 21, 2013, at 2:00 p.m. local time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on this proxy.

THIS PROXY, WHEN PROPERLY SUBMITTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND ALL OTHER PROPOSALS.

This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting. However, if any other business is properly brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of Penseco.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus dated October [—], 2013, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

It is important that your shares be represented at the meeting. Shareholders of record may submit their proxies by mail, telephone or internet.

To submit your proxy by telephone: call toll-free (866) 702-2540 in the United States from any touch-tone telephone and follow the instructions. Have this proxy card available when you call, and use the company number and account number shown.

To submit your proxy by internet: visit www.rtcoproxy.com/pfns and follow the on-screen instructions. Have this proxy card available when you access the web page, and use the company number and account number shown.

To submit your proxy by mail: sign, date and return this proxy as promptly as possible, whether or not you plan to attend this meeting.

Please note that the last proxy received from a shareholder, whether by telephone, by internet or by mail, will be the proxy voted. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting, give written notification to the secretary of the Penseco and vote in person.

PLEASE MARK VOTES AS IN THIS EXAMPLE  ☒

PROPOSAL 1: Approval and adoption of the Agreement and Plan of Merger, dated as of June 28, 2013, as amended, by and between Peoples Financial Services Corp. and Penseco Financial Services Corporation, which provides, among other things, for the merger of Penseco with and into Peoples, and the conversion of each share of Penseco common stock immediately outstanding prior to the merger into 1.3636 shares of Peoples common stock, all as described in the Joint Proxy Statement/Prospectus.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 2: Approval, on an advisory basis, of the compensation of the named executive officers of Penseco that is based on or related to the proposed merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 3: Approval to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors Recommends a Vote “FOR” each of the Proposals.

Dated: , 2013	Signature of Shareholder

Signature of Shareholder

This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.